Exhibit 4

                                             BT REFERENCE NO.:  NY-4912

              THIS OPTION AGREEMENT (the "Agreement") dated as of Janu-ary 29, 1997 is made by and between GOTHAM PARTNERS, L.P. (the "Buyer") and BANKERS TRUST COMPANY, LONDON BRANCH, (the "Seller" or "BTCO").

         1.   PURPOSE; PAYMENTS

              (a) In consideration of the payment by the Buyer to the Seller of a Premium (all capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Section 2) of USD 2,128,608.00 for value February 3, 1997 (to Seller's Account specified below), the Seller hereby grants to the Buyer a cash-settled call option (the "Option") with respect to 493,150 shares (the "Shares") of the common stock ("Stock") of First Union Real Estate Investments (the "Issuer"). The Option is exercisable by the Buyer between the hours of 9:00 A.M. and 12:00 P.M., New York City time, on any Business Day during the Exercise Period upon notice given in writing, or telephonically, confirmed in writing, to the Seller. The Seller shall deem this Option to have been auto-matically exercised on the Expiration Date if the Option is "in-the-money" (as defined below) at the close of trading on the Stock Exchange, unless the Seller receives notification to the contrary from the Buyer before 1:00 P.M., New York City time on the Expiration Date. For purposes of this Option, the Option shall be deemed "in-the-money" if, at the time of the determination, the Valuation Price exceeds the Exercise Price.

              (b) Upon exercise of this Option, the Seller shall pay to the Buyer an amount (the "Settlement Amount") equal to the pro-duct of (1) the excess, if any, of the Valuation Price over the Exercise Price and (2) the number of Shares. Settlement of this Option shall be by cash payment only, and the Settlement Amount shall be due and payable on the date (the "Settlement Date") which is three Banking Days after the Exercise Date.

         2.   DEFINITIONS

              "Banking Day" shall mean any day which is both (1) a day other than a Saturday, Sunday or other day on which banks in New York or London are authorized or required under applicable law to remain closed and (2) an Exchange Business Day.

              "Buyers Account" shall mean the account of Gotham Part-ners, L.P. which account details are to be provided by the Buyer to the Seller in writing as soon as possible as the Seller will otherwise be unable to make any payments to Buyer.

              "Calculation Agent" shall mean BTCO.

              "Exchange Business Day" shall mean a day other than a Sat-urday or Sunday on which exchanges are open for the trading of securities in New York and for the trading of options or futures relating to the Stock in Chicago.

              "Expiration Date" shall mean February 13, 1998.

              "Exercise Date" shall mean the day, during the Exercise Period, if any, on which the Option is or is deemed exercised.









                                            BT REFERENCE NO.:  NY-4912

              "Exercise Period" shall mean the period from and including January 29, 1997 to and including the Expiration Date.

              "Exercise Price" shall mean $10.80, subject to adjustment as specified in Section 6.

              "Premium" shall mean the amount specified in Section 1(a) hereof as payable by the Buyer to the Seller as Consideration for this Option.

              "Seller's Termination Amount" shall have the meaning specified in Exhibit A.

              "Settlement Date" shall have the meaning set forth in Sec-tion 1(b).

              "Stock Exchange" shall mean the New York Stock Exchange.

              "U.S. Dollar" and "$" shall mean the lawful currency of the United States of America.

              "Valuation Dates" means each of the first ten Banking Days during the Valuation Period on which there is no Market Disrup-tion Event, subject to the provisions of Section 7 hereof.

              "Valuation Period" means (i) with respect to any Exercise Date up to, and including the 10th Exchange Business Day prior to the Expiration Date, each of the ten (10) Exchange Business Days from and including that Exercise Date, and (ii) with respect to any other Exercise Date, each of the ten (10) Exchange Business Days prior to and including the Expiration Date.

              "Valuation Price" shall mean the arithmetic average or the closing price for one share of Stock (as determined by the Cal-culation Agent), as calculated and published by the Stock Exchange, on each of the Valuation Dates.

         3.   REPRESENTATIONS AND WARRANTIES

              (a) The Seller hereby represents and warrants to the Buyer as follows:

                   (i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorpora-tion;

                   (ii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contem-plated hereby, nor the performance of its obligations hereunder violates (i) any law, regulation, decree or other legal re-striction applicable to it, (ii) its charter, by-laws or other constitutional documents or (iii) any material instrument or agreement to which it or any of its assets is subject or by which it is bound;

                   (iii) there is no legal requirement of any govern-mental authority (including any requirement to make any decla-ration, filing or registration or to obtain any consent, approval, license or order) which is necessary to be met in connection with its execution, delivery or performance of this Agreement (any such legal requirement being herein called a "Legal Requirement");

                   (iv) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accor-dance with its terms









                                           BT REFERENCE NO.:  NY-4912

         except as such enforceability may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting the rights of creditors and by general equitable principles;

                   (v) no Event of Default (as defined in Section 5), and no condition, event or act which with notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing or will occur by reason of its entering into or performing its obligations under this Agree-ment; and

                   (vi) it is not on the date of execution of this Agreement required to deduct or withhold any Taxes (as defined in Section 8) with respect to any payment which is or could be required to be made by it pursuant to this Agreement.

              (b) The Buyer represents and warrants to the Seller as follows:

                   (i) it is a sophisticated institutional investor and is purchasing the Option for its own account for investment and not with a view to any distribution or any other disposi-tion thereof;

                   (ii) in the normal course of its business, the Buyer invests in and purchases securities similar to the Option;

                   (iii) the Buyer has had access to such information concerning the Option and the Seller as it has requested and has such knowledge and experience as to be able to evaluate the merits and risks of purchasing the Option;

         4.   COVENANTS

              The Seller hereby covenants and agrees that it will use reasonable efforts to comply in all material respects with all Legal Requirements which may arise from time to time after the date of the Agreement if failure so to comply would materially impair its ability to perform its obligations under this Agree-ment.

         5.   EVENTS OF DEFAULT

              (a) Each of the following events shall constitute an Event of Default:

                   (i) the Seller shall fail to pay when due any amount due and owing under this Agreement and such failure shall continue for three Banking Days after receipt of notice of such failure from the Buyer;

                   (ii) the Seller shall fail to perform, observe or comply with any other term, covenant, condition or provision contained in this Agreement and such failure shall continue for 30 days after receipt of notice of such failure from the Buyer;

                   (iii) any representation or warranty of the Seller shall prove to have been incorrect or misleading in any mate-rial respect when made or repeated or deemed to have been made or repeated;

                   (iv) the occurrence of any event of default in respect of the Seller under any other option agreement with the Buyer or any affiliates of the Buyer;








                                            BT REFERENCE NO.:  NY-4912


                   (v) (1) the occurrence or existence of any event or condition in respect of the Seller under one or more agree-ments or instruments relating to indebtedness for borrowed money (excluding obligations in respect of deposits received in the ordinary course of business) in an aggregate amount of not less than 3% of the Seller's stockholders' equity as at the end of its last fiscal year (the "Threshold Amount") which has resulted in such indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agree-ments or instruments, before it would otherwise have been due and payable or (2) the failure by such party to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period);

                   (vi) the Seller (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has insti-tuted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liqui-dation of the party and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or liquidation of the party or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administrator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continuing); (7) any event occurs with respect to the Seller which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) takes any action in furtherance of, or indicating its consent to, ap-proval of, or acquiescence in, any of the foregoing acts; other than in the case of clause (1) or (5) or, to the extent it relates to those clauses, clause (8), for the purpose of a con-solidation, amalgamation or merger which would not constitute an event described in (vii) below; or

                   (vii) the Seller consolidates or amalgamates with, or merges with or transfers all or substantially all its assets to, another entity and (1) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Seller under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the Buyer or (2) the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of the Seller immediately prior to the taking of such action.

              (b) If any Event of Default shall have occurred and be continuing, the Buyer shall have the right to terminate this Agreement by the giving of a notice declaring such termination and specifying the Banking Day on which such early termination shall occur (the "Early Termination Date"). Notwithstanding the foregoing, if an Event of Default specified in clause (vi) of Section 5(a) shall have occurred, the date of the occurrence of such Event of Default shall be deemed to be an Early Termi-nation Date without any action or notice from the Buyer.

              (c) If this Agreement shall have been terminated pursuant to the provisions of Section 5(b), on the Early Termination Date (or, in the case of the deeming of an Early Termination Date pursuant to the last sentence of Section 5(b), on demand thereafter) the Seller shall pay to the Buyer the Seller's Ter-mination Amount determined as set forth in Exhibit A plus any amounts then due and payable hereunder by the Seller to the Buyer (with interest as provided in Section 12, if applicable).









                                            BT REFERENCE NO.:  NY-4912


              (d) The parties agree that the amounts recoverable pursu-ant to Section 5(c) are reasonable pre-estimates of loss and are not penalties. Such amounts are payable as liquidated dam-ages for the loss of a bargain and the loss of protection against future risks and, without prejudice to the rights and remedies of either party in respect of any other breach of this Agreement or as otherwise specified herein, the Buyer shall not be entitled to recover any additional damages hereunder as a consequence of such losses.

              (e) The Seller shall indemnify and hold harmless the Buyer on demand from and against all legal fees and other out-of-pocket expenses incurred by the Buyer in enforcing its rights hereunder or as the result of the occurrence of an Early Termination Date.

         6.   ORDINARY CASH DIVIDEND AND ANTI-DILUTION ADJUSTMENTS

         All adjustments to be made by the Calculation Agent pursuant to these Ordinary Cash Dividend and Anti-Dilution Adjustments pro-visions will be subject to agreement by Buyer. In the event that Buyer disagrees with any such adjustment (and notifies the Seller of such disagreement on or before the relevant Exercise
         Date), each of the Buyer and Seller will select a Reference Market-maker to act as alternate Calculation Agent with respect to such adjustment and each of those alternate Calculation Agents will, independently of Buyer and Seller, select a third Reference Market-maker to act as alternate Calculation Agent with respect to such adjustment and the joint determination of these three alternate Calculation Agents with respect to such adjustment shall be binding in the absence of manifest error.

              "Reference Market-maker" means a leading dealer in the relevant market selected by a party from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit.

         In the event that, with respect to an Exercise Date, more than one of the events described below has occurred during the period from the Trade Date through, and including, the relevant Exercise Date, the settlement terms of this Transaction shall be adjusted as necessary to preserve the economic equivalent of this Transaction including, without limitation, these adjust-ment provisions, as it existed immediately prior to the occur-rence of such events.

         (a)  Ordinary Cash Dividend Adjustments

              On the Exercise Date, the Exercise Price shall be subject to adjustment as follows:

                   If, Aggregate Dividends for the relevant Dividend Period is greater than or equal to the relevant Divi-dend Strike, the Exercise Price shall be decreased by an amount equal to the Aggregate Dividend minus the Dividend Strike.

                   If, Aggregate Dividends for the relevant Dividend Period is less than the relevant Dividend Strike, the Exercise Price shall be increased by an amount equal to the Dividend Strike minus the Aggregate Dividend.

                        "DIVIDEND STRIKE" means, with respect to the Exercise Date, the Dividend Strike specified in the table below for period in which the Exercise Date occurs:











                                            BT REFERENCE NO.:  NY-4912



                                                  EXERCISE DATE
                              DIVIDEND       FROM, BUT       TO, AND
                               STRIKE        EXCLUDING      INCLUDING

                                $0.11         1/29/97        5/15/97
                                $0.22         5/15/97        8/15/97
                                $0.33         8/15/97       11/15/97
                                $0.44        11/15/97        2/2/98

                        "AGGREGATE DIVIDENDS" means, with respect to the Dividend Period, the amount equal to the sum of the USD values of all ordinary cash dividends per share which are declared by the issuer dur-ing the Dividend Period, provided that an ex-dividend date with respect to such shares occurs during the Dividend Period.

                        "DIVIDEND PERIOD" means, with respect to the Exercise Date, the period from, but excluding, the Trade Date to, and including the Exercise Date.

         (b)  Anti-Dilution Adjustments

              The Exercise Price, the Dividend Strike, and the number of Shares subject to this Option shall be subject to adjustment as follows:

              (a) If prior to the Exercise Date any adjustment is made by the Options Clearing Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Stock, an equivalent adjustment shall be made by the Calculation Agent in the terms of this Option. Except as pro-vided below, no adjustment shall be made in the terms of this Option for any event that does not result in an adjustment to the terms of such outstanding OCC Options. Without limiting the generality of the foregoing, other than pursuant to the Ordinary Cash Dividend Adjustments provision above, NO ADJUST-MENT SHALL BE MADE IN THE TERMS OF THIS OPTION FOR ORDINARY CASH DIVIDENDS. For indicative purposes, a summary of the terms under which adjustments may be made by the OCC as in effect on the date hereof is set forth below:

                   (i) Whenever there is a stock dividend, stock dis-tribution, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, reclassifica-tion, extraordinary cash dividend or similar event in respect of the Stock, or a merger, consolidation, dissolution or liqui-dation of the Issuer, the number of option contracts, the unit of trading, the exercise price and the underlying amount of Stock, or any of them, with respect to all outstanding option contracts open for trading in the Stock may be adjusted.

                   (ii) All adjustments are made by the Securities Committee of the OCC. The Securities Committee determines whether to make adjustments to reflect particular events in respect of the Stock, and the nature and extent of any such adjustment, based on its judgement as to what is appropriate for the protection of investors and the public interest, taking into account such factors as fairness to holders and writers of option contracts on the Stock, the maintenance of a fair and orderly market in options on the Stock, consistency of inter-pretation and practice, efficiency of exercise settlement pro-cedures and the coordination with other clearing agencies of the clearance and settlement of transactions in the Stock.










                                            BT REFERENCE NO.:  NY-4912

                   (iii) In the case of a stock dividend, stock distri-bution or stock split whereby one or more whole numbers of shares are issued with respect to each outstanding share, each option contract covering that share shall be increased by the same number of additional option contracts as the number of shares issued with respect to each share, the exercise price per share in effect immediately prior to such event shall be proportionately reduced, and the unit of trading shall remain the same.

                   (iv) In the case of a stock dividend, stock distri-bution or stock split whereby other than a whole number of shares is issued in respect of each outstanding share, the exercise price in effect immediately prior to such event shall be proportionately reduced, and con-versely, in the case of a reverse stock split or combination of shares, the exercise price in effect immediately prior to such event shall be proportionately increased. Whenever the exer-cise price with respect to an option contract has been reduced or increased, the unit of trading shall be proportionately increased or reduced, as the case may be.

                   (v) In the case of any distribution made with respect to shares, other than cash dividends and other than distributions for which adjustments are provided in subsections
         (iii) or (iv) above, if an adjustment is determined by the Securities Committee to be appropriate, (i) the exercise price in effect immediately prior to such event shall be reduced by the value per share of the distributed property, in which event the unit of trading shall not be adjusted, or (ii) the unit of trading in effect immediately prior to such event shall be adjusted so as to include the amount of property distributed with respect to the number of shares represented by such unit of trading, in which event the exercise price shall not be adjusted.

                   (vi) In the case of any event for which adjustment is not provided in any of the foregoing paragraphs, the Securi-ties Committee may make such adjustments, if any, it determines to be reasonable under the circumstances.

                   (vii) Adjustments shall as a general rule become effective on the "ex-date" established by the principal stock exchange or market on which the Shares are open for trading.

                   (viii) All adjustments of the exercise price of an outstanding option contract shall be rounded to the nearest 1/8 of a dollar, and all adjustments of the unit of trading shall be rounded down to eliminate any fraction, and if the unit of trading is rounded down to eliminate a fraction, the adjusted exercise price shall be further adjusted, to the nearest 1/8 of a dollar, to reflect any diminution in the value of the option contract resulting from the elimination of the fraction.

              (b) If at any time prior to the Exercise Date there shall be no outstanding OCC Options on Stock, and an event shall occur for which an adjustment might have been required under the By-laws, Rules and stated policies of OCC applicable to the adjustment of OCC Options, as described above (the "OCC Adjust-ment Rules"), the Calculation Agent shall determine, in its sole discretion, but applying the principles set forth in the OCC Adjustment Rules then in effect, whether to adjust the terms of this Option, and the nature of any such adjustment.

              (c) The Calculation Agent shall notify the Buyer/Seller of any adjustment pursuant to this Section 6 and the date of its effectiveness.

              (d) The Calculation Agent is not obligated to verify whether the prerequisites for an adjustment pursuant to this
         Section 6 exist or whether such adjustment has been correctly calculated or








                                            BT REFERENCE NO.:  NY-4912


         whether the date of effectiveness has been correctly fixed. In this connection, the Calculation Agent does not assume any liability of any nature.

              (e) Upon the consummation of a Merger Event in respect of the Shares (as defined below), the Calculation Agent shall make such adjustments (including, without limitation, cancelation and payment) to this Option as it, in its sole discretion, deems appropriate. "Merger Event" means, in respect of the Shares, as of the date upon which holders become bound to transfer such Shares held by them, any (i) reclassification or change of such Shares (other than a change in par value, if any, as a result of a subdivision or combination), (ii) con-solidation, amalgamation or merger of the issuer of the rel-evant Shares with or into another corporation (other than a consolidation, amalgamation or merger in which that issuer of Shares is the continuing corporation and which does not result in any such reclassification or change of Shares) or (iii) other takeover offer for such Shares that results in a transfer of all such Shares (other than the Shares owned or controlled by the offeror) on or before the Expiration Date.

         7.   VALUATION; MARKET DISRUPTION EVENTS

              (a) If, in the opinion of the Calculation Agent, a Market Disruption Event (as defined below) has occurred and is con-tinuing on any Banking Day during the Valuation Period, then such day shall not be deemed to be a Valuation Date; provided, however, that if there have been five such days on which Market Disruption Events have occurred, then, notwithstanding such Market Disruption Event, such day shall be deemed to be a Valu-ation Date and the Calculation Agent shall determine the price of one Share as of the normal closing time for the Stock Exchange to be the price announced at such time by the Stock Exchange (or, if trading in the Shares has been materially lim-ited, its good faith estimate of the closing price for one Share on the Stock Exchange that would have prevailed on such date but for the Market Disruption Event). The Calculation Agent shall use its reasonable efforts to give notice to the Seller and the Buyer that a Market Disruption Event has occurred.

              (b) "Market Disruption Event" means the occurrence or continuance on any Exchange Business Day of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) (i) on the Stock Exchange, in the Shares or securi-ties generally or (ii) on the primary options exchange on which options on the Shares are traded, in such options, in each case if, in the determination of the Calculation Agent, such suspen-sion or limitation is material.

         8.   TAXATION; ILLEGALITY

              (a) All payments hereunder shall be made free and clear of and without deduction or withholding for any Taxes (as here-inafter defined) whatsoever. If applicable law should require that any payment due from the Seller hereunder be subject to withholding with respect to any Taxes whatsoever, the Seller will, to the full extent then permitted by law, pay (i) the full amount of such Taxes required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amounts paid pursuant to this Section 8(a)) and (ii) such additional amounts as may be necessary in order that every net payment to the Buyer of all amounts due and owing hereunder will not be less than the full amount the Buyer would have received had no such deduction or withholding been required. The Seller will furnish to the Buyer within 30 days after the date on which the payment of any Taxes is due pursu-ant to applicable law a written statement or other evidence sufficient to document the fact and amount of withholding by the Seller. As used in this Section 8, "Taxes" means any present or future taxes, levies, duties, charges, fees, deduc-tions or witholdings of any nature now or hereafter









                                            BT REFERENCE NO.:  NY-4912


         imposed, levied, collected, withheld or assessed by any taxing authority whatsoever and all interest penalties and other similar liabilities with respect thereto, other than (A) taxes in respect of the overall net income of the payee imposed by the jurisdic-tion in which its principal office is located or the jurisdic-tion in which the relevant payment is received or (B) taxes imposed as a result of such recipient being or having been a citizen or resident of the jurisdiction of the government or taxing authority imposing such tax, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or any similar agreement with the Seller.

              (b) In the event that the Seller (i) is obligated at any time to make any payment of additional amounts pursuant to this
         Section 8 or (ii) shall have determined that its performance under this Agreement shall have become unlawful in whole or in part as a result of compliance in good faith by the Seller with any applicable present or future law, rule, regulation, judg-ment, order or directive of any governmental, administrative, legislative or judicial authority, then the Seller shall give notice thereof to the Buyer, and the parties hereto shall thereupon promptly negotiate in good faith with a view to find-ing a satisfactory alternative method of payment or performance to avoid such illegality or such payment of additional amounts. If at the end of a period of 30 days after the giving of such notice (or such shorter period as may be reasonable under the circumstances then prevailing) the parties have not agreed upon such a satisfactory alternative method, either party may termi-nate this Agreement within 30 days thereafter by designating an Early Termination Date and otherwise following the procedures for termination set forth in Section 5.

              (c) If either party is required at any time to execute any form of document in order for payments to it hereunder to qualify for exemption from withholding tax or for withholding tax at a reduced rate, such party shall execute such form or document and deliver it on demand to the party required to make such payments.

         9.   PAYMENT IN U.S. DOLLARS

              It is of the essence of this Agreement that the payments required hereunder be made in U.S. Dollars. The obligation of either party to make each payment in U.S. Dollars shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency until and except to the extent such tender or recovery shall result in the actual receipt by the other party in U.S. Dollars of the amount expressed to be payable hereun-der. The obligation of either party to make payments in U.S. Dollars shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount (if any) by which such actual receipt shall fall short of the full amount of U.S. Dollars required to be paid hereunder and shall not be affected by judgment being obtained for any other sums due under this Agreement.

         10.  JURISDICTION; SERVICE OF PROCESS; IMMUNITY

              (a) With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevo-cably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient








                                            BT REFERENCE NO.:  NY-4912


         forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

              (b) Each party confirms, if it does not have a place of business in New York, that it has irrevocably appointed a pro-cess agent in New York to receive, for it and on its behalf, service of process in any Proceedings, and will provide evi-dence of such appointment on request. If for any reason the party's process agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

              (c) Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other simi-lar grounds from (i) suit, (ii) jurisdiction of any court,
         (iii) relief by way of injunction, order for specific perfor-mance; or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

         11.  DATES; COMPUTATIONS

              (a) Whenever the Exercise Date would in accordance with the terms hereof otherwise occur on a day which is not an Exchange Business Day, such date shall be postponed to the next succeeding Exchange Business Day.

              (b) All percentages calculated pursuant to this Agreement shall, if necessary, be rounded upwards to the next higher one hundred thousandth of a percentage point and all currency amounts will be rounded to the nearest whole currency unit (with 1/2 of such unit being rounded up).

         12.  PAYMENTS

              All payments to be made by the Seller hereunder shall be made without offset or counterclaim in immediately available funds by wire transfer to the account specified pursuant to
         Section 14 below. Computations hereunder shall be on the basis of a year of 360 days for the actual number of days elapsed. Any amount not paid when due hereunder shall be payable on demand and, to the extent permitted by law, will bear interest from the due date until paid at a rate per annum which shall be 1% in excess of the Buyer's cost of funding such amount, as certified by the Buyer.

         13.  ASSIGNMENT

              This Confirmation shall be binding upon and inure to the parties and their respective successors and permitted assigns. Neither the rights nor obligations of a party hereunder may be assigned without the prior written consent of the other party; provided that Buyer may, with the prior consent of BTCO (such consent not to be unreasonably withheld), assign its rights and obligations to any financial institution which makes the repre-sentations contained in Section 1(b)(i-iv) and Section i(b)(vii-viii) hereof; provided further that BTCO may at any time, without consent being required, assign its rights, duties and obligations in respect of this Transaction to any affiliate of BTCO (the rights, duties and









                                            BT REFERENCE NO.:  NY-4912

         obligations so assigned to be guaranteed by BTCO). Any such assignment or transfer by BTCO shall be fully effective to transfer all the transferred rights and obligations of BTCO upon notice to Buyer.

         14.  NOTICES

              Notices hereunder shall be in writing and may be given by personal delivery, by mail or by telex, effective upon receipt (if given by personal delivery), five days after mailing, first class postage pre-paid (if given by mail), or one Banking Day after dispatch (if given by telex), addressed to the recipient as follows or to such other address as the relevant party shall have advised the other in writing:

                   -    If to BTCO:

                        Bankers Trust Company
                        1 Bankers Trust Plaza
                        130 Liberty Street
                        New York, NY 10006

                        Attention:  Equity Operations
                        Fax No.:  (212) 250-1467


                   -    If to the Buyer:

                        Gotham Partners, L.P.

                        Attention:  Bill Ackman, David Berkowitz
                        Fax No.:  212-286-1133


         15.  AMENDMENTS

              No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by either party shall in any event be effective unless the same shall be in writing and signed by the other party, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and only for the specific time period, if any, contemplated therein.










                                            BT REFERENCE NO.:  NY-4912

         16.  NON-WAIVER OF RIGHTS

              No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver and any explicit waiver of any breach of this Agreement shall be without prejudice to any rights of such party to any other or further breach.

         17.  COUNTERPARTS

              This Agreement may be executed in counterparts, which taken together shall be deemed to constitute one and the same agreement.

         18.  GOVERNING LAW

              This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without ref-erence to choice of law doctrine.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives as of the date specified in the first sentence above.


                                       BANKERS TRUST COMPANY, LONDON
                                       BRANCH



                                       By:  /s/ Tarana Oommen
                                       Name:   Tarana Oommen
                                       Title:  Vice President



                                       GOTHAM PARTNERS, L.P.
                                       By Section M Partners, L.P.
                                         By Karenina Corp.



                                       By: /s/  William A. Ackman
                                       Name:   William A. Ackman
                                       Title:  President









                                            BT REFERENCE NO.:  NY-4912


                                    EXHIBIT A

                           SELLER'S TERMINATION AMOUNT

              "Seller's Termination Amount" means the amount in U.S. Dollars equal to the arithmetic mean of the respective on-time all-in fees (including documentation costs) communicated to the Buyer not more than two Banking Days before an Early Termina-tion Date (or, in the case of the deeming of an Early Termina-tion Date pursuant to the last sentence of Section 5(b), on the earliest practicable Banking Day following such deemed Early Termination Date) by each of four leading commercial banks or investment banking firms in London or New York selected in good faith by the Buyer as the fee, payable on or as of such Early Termination Date, as the case may be, that it would charge to assume as of such Early Termination Date all of the obligations of the Seller under this Option Agreement that would become due and payable after such Early Termination Date (assuming that this Option Agreement were to continue in effect until the Exercise Date and that no Early Termination Date had occurred) provided, however, that if any one such entity fails so to com-municate such a fee, the Buyer is not required to seek another such entity to obtain a quote and "Seller's Termination Amount" shall be determined on the basis of the fee or fees so communi-cated to the Buyer by the other three entities. In the event that less than three such entities are able to provide such quotes or that the "Seller's Termination Amount" cannot other-wise be determined in accordance with the preceding sentence, "Seller's Termination Amount" shall mean such amount, computed in good faith by the Buyer, as may be required to compensate the Buyer for any losses, costs and expenses whatsoever that the Buyer may incur as a result of the early termination of this Option Agreement.

















         GOTHAM PARTNERS, L.P.

         First Transaction Amendment
         BT Transaction Reference No.: NY-4912

         Dear Sir/Madam:

         The purpose of this letter is to set forth the terms and condi-tions of the First Transaction Amendment (the "Amendment") dated as of June 4, 1997 which has been agreed to between Gotham Partners, L.P. (the "Counterparty") and Bankers Trust Company, London Branch. This Amendment relates to the above-referenced transaction with an Expiration Date of February 13, 1998 (the "Amended Transaction").

         In consideration of the mutual benefits to be derived from this Amendment, BT and the Counterparty have agreed to amend the above-referenced transaction to provide for physical settlement of the underlying shares, to delete the 10-day averaging period at maturity and to change the Expiration Date to February 2, 1998.

         As specifically modified by this Amendment, all of the terms and provisions of the Amended Transaction are hereby reaffirmed and shall remain in full force and effect.

         If the foregoing correctly states your understanding of these matters, please indicate your agreement to this Amendment by signing and returning the attached Confirmation which amends and restates the terms of the Transaction to reflect the changes set forth in this Amendment.

         Yours Truly,

         Bankers Trust Company, London Branch


         By: _______________________
         Name:
         Title:

         DATE:  June 4, 1997

         TO:  GOTHAM PARTNERS, L.P.

         ATTENTION:  Bill Ackman

         FAX:  212 286-1133







         FROM:  BANKERS TRUST COMPANY, London Branch

         FAX:  212 250-1467

         BT REF: NY-4912 (as amended and restated to reflect the changes specified in the First Transaction Amendment dated as of June 4, 1997)

         RE: Equity Derivative Transaction


         As specifically modified by this Amendment, all of the terms and provisions of the Amended Transaction and the Master Agree-ment are hereby reaffirmed and shall remain in full force and effect.

         THIS OPTION AGREEMENT (the "Agreement") dated as of January 29, 1997 is made by and between GOTHAM PARTNERS, L.P. (the "Buyer") and BANKERS TRUST COMPANY, London Branch, (the "Seller" or "BTCO").

         1.   Purpose; Payments

              (a) In consideration of the payment by the Buyer to the Seller of a Premium (all capitalized terms used herein without definition shall have the respective meanings assigned to such terms in Section 2) of USD 2,128,608.00 for value February 3, 1997 (to Seller's Account specified below), the Seller hereby grants to the Buyer a physically-settled call option (the "Option") with respect to 493,150 shares (the "Shares") of the common stock ("Stock") of First Union Real Estate Investments (the "Issuer"). The Option is exercisable by the Buyer between the hours of 9:00 A.M. and 12:00 P.M., New York City time, on any Business Day during the Exercise Period upon notice given in writing, or telephonically, confirmed in writing, to the Seller.

              (b) Upon exercise of this Option, Seller will deliver or cause to be delivered to Buyer on the third Exchange Business Day (the Settlement Date) a number of Shares (and the documen-tation necessary to evidence transfer of legal and beneficial ownership of such Shares) equal the number of Shares specified in paragraph 1(a) above in accordance with the instructions delivered with the notice of exercise against payment by Buyer on the Settlement Date, in immediately available funds, of an amount equal to the product of the number of Shares to be delivered on such Settlement Date and the Exercise Price.

         2.   Definitions

              "Banking Day" shall mean any day which is both (1) a day other than a Saturday, Sunday or other day on which banks in New York or London are authorized or required under applicable law to remain closed and (2) an Exchange Business Day.

              Buyers Account shall mean the account of Gotham Partners, L.P. which account details are to be provided by the Buyer to the Seller in writing as soon as possible as the Seller will otherwise be unable to make any payments to Buyer.









              "Calculation Agent" shall mean BTCO.

              "Exchange Business Day" shall mean a day other than a Saturday or Sunday on which exchanges are open for the trading of securities in New York and for the trading of options or futures relating to the Stock in Chicago.

              "Expiration Date" shall mean February 2, 1998.

              Exercise Date shall mean the day, during the Exercise Period, if any, on which the Option is or is deemed exercised.

              Exercise Period shall mean the period from and including January 29, 1997 to and including the Expiration Date.

              "Exercise Price" shall mean $10.80, subject to adjustment as specified in Section 6.

              "Premium" shall mean the amount specified in Section 1(a) hereof as payable by the Buyer to the Seller as Consideration for this Option.

              "Seller's Termination Amount" shall have the meaning specified in Exhibit A.

              "Settlement Date" shall have the meaning set forth in Sec-tion 1(b).

              "Stock Exchange" shall mean the New York Stock Exchange.

              "U.S. Dollar" and "$" shall mean the lawful currency of the United States of America.

         3.   Representations and Warranties

              (a) The Seller hereby represents and warrants to the Buyer as follows:

              (i) it is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorpora-tion;

              (ii) neither the execution and delivery of this Agree-ment, nor the consummation of the transactions contemplated hereby, nor the performance of its obligations hereunder vio-lates (i) any law, regulation, decree or other legal restric-tion applicable to it, (ii) its charter, by-laws or other con-stitutional documents or (iii) any material instrument or agreement to which it or any of its assets is subject or by which it is bound;

              (iii) there is no legal requirement of any governmental authority (including any requirement to make any declaration, filing or registration or to obtain any consent, approval, license or order) which is necessary to be met in connection with its execution, delivery or performance of this Agreement (any such legal requirement being herein called a "Legal Requirement");

              (iv) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other laws of general applicability









         relating to or affecting the rights of creditors and by general equitable principles;

              (v) no Event of Default (as defined in Section 5), and no condition, event or act which with notice or the lapse of time, or both, would constitute an Event of Default has occurred and is continuing or will occur by reason of its entering into or performing its obligations under this Agree-ment; and

              (vi) it is not on the date of execution of this Agree-ment required to deduct or withhold any Taxes (as defined in Section 8) with respect to any payment which is or could be required to be made by it pursuant to this Agreement.

              (b) The Buyer represents and warrants to the Seller as follows:

              (i) it is a sophisticated institutional investor and is purchasing the Option for its own account for investment and not with a view to any distribution or any other disposition thereof;

              (ii) in the normal course of its business, the Buyer invests in and purchases securities similar to the Option;

              (iii) the Buyer has had access to such information con-cerning the Option and the Seller as it has requested and has such knowledge and experience as to be able to evaluate the merits and risks of purchasing the Option;

         4.   Covenants

              The Seller hereby covenants and agrees that it will use reasonable efforts to comply in all material respects with all Legal Requirements which may arise from time to time after the date of the Agreement if failure so to comply would materially impair its ability to perform its obligations under this Agree-ment.

         5.   Events of Default

              (a) Each of the following events shall constitute an Event of Default:

              (i) the Seller shall fail to pay when due any amount due and owing under this Agreement and such failure shall con-tinue for three Banking Days after receipt of notice of such failure from the Buyer;

              (ii) the Seller shall fail to perform, observe or comply with any other term, covenant, condition or provision contained in this Agreement and such failure shall continue for 30 days after receipt of notice of such failure from the Buyer;

              (iii) any representation or warranty of the Seller shall prove to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

              (iv) the occurrence of any event of default in respect of the Seller under any other option agreement with the Buyer or any affiliate of the Buyer;









              (v) (1) the occurrence or existence of any event or condition in respect of the Seller under one or more agreements or instruments relating to indebtedness for borrowed money (ex-cluding obligations in respect of deposits received in the ordinary course of business) in an aggregate amount of not less than 3% of the Seller's stockholders' equity as at the end of its last fiscal year (the "Threshold Amount") which has re-sulted in such indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agree-ments or instruments, before it would otherwise have been due and payable or (2) the failure by such party to make one or more payments at maturity in an aggregate amount of not less than the Threshold Amount under such agreements or instruments (after giving effect to any applicable grace period);

              (vi) the Seller (1) is dissolved; (2) becomes insolvent or fails or is unable or admits in writing its inability gener-ally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for the winding-up or liquidation of the party and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or liquidation of the party or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up or liquidation; (6) seeks or becomes subject to the appointment of an administra-tor, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (regardless of how brief such appointment may be, or whether any obligations are promptly assumed by another entity or whether any other event described in this clause (6) has occurred and is continu-
         ing); (7) any event occurs with respect to the Seller which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (6) (inclusive); or (8) takes any action in furtherance of, or in-dicating its consent to, approval of, or acquiescence in, any of the foregoing acts; other than in the case of clause (1) or
         (5) or, to the extent it relates to those clauses, clause (8), for the purpose of a consolidation, amalgamation or merger which would not constitute an event described in (vii) below; or

              (vii) the Seller consolidates or amalgamates with, or merges with or transfers all or substantially all its assets to, another entity and (1) at the time of such consolidation, amalgamation, merger or transfer the resulting, surviving or transferee entity fails to assume all the obligations of the Seller under this Agreement by operation of law or pursuant to an agreement reasonably satisfactory to the Buyer or (2) the creditworthiness of the resulting, surviving or transferee en-tity is materially weaker than that of the Seller immediately prior to the taking of such action.

              (b) If any Event of Default shall have occurred and be continuing, the Buyer shall have the right to terminate this Agreement by the giving of a notice declaring such termination and specifying the Banking Day on which such early termination shall occur (the "Early Termination Date"). Notwithstanding the foregoing, if an Event of Default specified in clause (vi) of Section 5(a) shall have occurred, the date of the occurrence of such Event of Default shall









         be deemed to be an Early Termination Date without any action or notice from the Buyer.

              (c) If this Agreement shall have been terminated pursuant to the provisions of Section 5(b), on the Early Termination Date (or, in the case of the deeming of an Early Termination Date pursuant to the last sentence of Section 5(b), on demand thereafter) the Seller shall pay to the Buyer the Seller's Ter-mination Amount determined as set forth in Exhibit A plus any amounts then due and payable hereunder by the Seller to the Buyer (with interest as provided in Section 12, if applicable).

              (d) The parties agree that the amounts recoverable pursu-ant to Section 5(c) are reasonable pre-estimates of loss and are not penalties. Such amounts are payable as liquidated dam-ages for the loss of a bargain and the loss of protection against future risks and, without prejudice to the rights and remedies of either party in respect of any other breach of this Agreement or as otherwise specified herein, the Buyer shall not be entitled to recover any additional damages hereunder as a consequence of such losses.

              (e) The Seller shall indemnify and hold harmless the Buyer on demand from and against all legal fees and other out-of-pocket expenses incurred by the Buyer in enforcing its rights hereunder or as the result of the occurrence of an Early Termination Date.

         6.   Ordinary Cash Dividend and Anti-Dilution Adjustments

              All adjustments to be made by the Calculation Agent pursu-ant to these Ordinary Cash Dividend and Anti-Dilution Adjust-ments provisions will be subject to agreement by Buyer. In the event that Buyer disagrees with any such adjustment (and noti-fies the Seller of such disagreement on or before the relevant Exercise Date), each of the Buyer and Seller will select a Ref-erence Market-maker to act as alternate Calculation Agent with respect to such adjustment and each of those alternate Calcula-tion Agents will, independently of Buyer and Seller, select a third Reference Market-maker to act as alternate Calculation Agent with respect to such adjustment and the joint determina-tion of these three alternate Calculation Agents with respect to such adjustment shall be binding in the absence of manifest error.

              Reference Market-maker means a leading dealer in the relevant market selected by a party from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit.

              In the event that, with respect to an Exercise Date, more than one of the events described below has occurred during the period from the Trade Date through, and including, the relevant Exercise Date, the settlement terms of this Transaction shall be adjusted as necessary to preserve the economic equivalent of this Transaction including, without limitation, these adjust-ment provisions, as it existed immediately prior to the occur-rence of such events.

              (a)  Ordinary Cash Dividend Adjustments









                   On the Exercise Date, the Exercise Price shall be subject to adjustment as follows:

                   If, Aggregate Dividends for the relevant Dividend Period is greater than or equal to the relevant Dividend Strike, the Exercise Price shall be decreased by an amount equal to the Aggregate Dividend minus the Dividend Strike.

                   If, Aggregate Dividends for the relevant Dividend Period is less than the relevant Dividend Strike, the Exercise Price shall be increased by an amount equal to the Dividend Strike minus the Aggregate Dividend.

                   Dividend Strike means, with respect to the Exercise Date, the Dividend Strike specified in the table below for period in which the Exercise Date occurs:

                                            EXERCISE DATE
                      DIVIDEND        FROM, BUT          TO, AND
                       STRIKE         EXCLUDING         INCLUDING

                        $0.11          1/29/97           5/15/97
                        $0.22          5/15/97           8/15/97
                        $0.33          8/15/97          11/15/97
                        $0.44         11/15/97           2/2/98

                   Aggregate Dividends means, with respect to the Divi-dend Period, the amount equal to the sum of the USD values of all ordinary cash dividends per share which are declared by the issuer during the Dividend Period, provided that an ex-dividend date with respect to such shares occurs during the Dividend Period.

                   Dividend Period means, with respect to the Exercise Date, the period from, but excluding, the Trade Date to, and including the Exercise Date.

              (b)  Anti-Dilution Adjustments

                   The Exercise Price, the Dividend Strike, and the number of Shares subject to this Option shall be subject to adjustment as follows:

                   a) If prior to the Exercise Date any adjustment is made by the Options Clearing Corporation or its successors ("OCC") in the terms of outstanding OCC-issued options ("OCC Options") on the Stock, an equivalent adjustment shall be made by the Calculation Agent in the terms of this Option. Except as provided below, no adjustment shall be made in the terms of this Option for any event that does not result in an adjustment to the terms of such outstanding OCC Options. Without limiting the generality of the foregoing, other than pursuant to the Ordinary Cash Dividend Adjustments provision above, NO ADJUSTMENT SHALL BE MADE IN THE TERMS OF THIS OPTION FOR ORDINARY CASH DIVIDENDS. For indicative purposes, a summary of the terms under which adjustments may be made by the OCC as in effect on the date hereof is set forth below:

                   (i) Whenever there is a stock dividend, stock distribution, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, reclassification, extraordinary cash dividend or similar event in respect of the Stock, or a merger, consolidation, dissolution or liquidation of the Issuer, the number of option contracts, the unit of trading,









         the exercise price and the underlying amount of Stock, or any of them, with respect to all outstanding option contracts open for trading in the Stock may be adjusted.

                   (ii) All adjustments are made by the Securities Committee of the OCC. The Securities Committee determines whether to make adjustments to reflect particular events in respect of the Stock, and the nature and extent of any such adjustment, based on its judgment as to what is appropriate for the protection of investors and the public interest, taking into account such factors as fairness to holders and writers of option contracts on the Stock, the maintenance of a fair and orderly market in options on the Stock, consistency of interpretation and practice, efficiency of exercise settlement procedures and the coordination with other clearing agencies of the clearance and settlement of transactions in the Stock.

                   (iii) In the case of a stock dividend, stock distribution or stock split whereby one or more whole numbers of shares are issued with respect to each outstanding share, each option contract covering that share shall be increased by the same number of additional option contracts as the number of shares issued with respect to each share, the exercise price per share in effect immediately prior to such event shall be proportionately reduced, and the unit of trading shall remain the same.

                   (iv)   In the case of a stock dividend, stock
         distribution or stock split whereby other than a whole number of shares is issued in respect of each outstanding share, the exercise price in effect immediately prior to such event shall be proportionately reduced, and conversely, in the case of a reverse stock split or combination of shares, the exercise price in effect immediately prior to such event shall be proportionately increased. Whenever the exercise price with respect to an option contract has been reduced or increased, the unit of trading shall be proportionately increased or reduced, as the case may be.

                   (v) In the case of any distribution made with respect to shares, other than cash dividends and other than distributions for which adjustments are provided in subsections
         (iii) or (iv) above, if an adjustment is determined by the Securities Committee to be appropriate, (i) the exercise price in effect immediately prior to such event shall be reduced by the value per share of the distributed property, in which event the unit of trading shall not be adjusted, or (ii) the unit of trading in effect immediately prior to such event shall be adjusted so as to include the amount of property distributed with respect to the number of shares represented by such unit of trading, in which event the exercise price shall not be adjusted.

                   (vi) In the case of any event for which adjustment is not provided in any of the foregoing paragraphs, the Securities Committee may make such adjustments, if any, it determines to be reasonable under the circumstances.

                   (vii) Adjustments shall as a general rule become effective on the "ex-date" established by the principal stock exchange or market on which the Shares are open for trading.









                   (viii) All adjustments of the exercise price of an outstanding option contract shall be rounded to the nearest 1/8 of a dollar, and all adjustments of the unit of trading shall be rounded down to eliminate any fraction, and if the unit of trading is rounded down to eliminate a fraction, the adjusted exercise price shall be further adjusted, to the nearest 1/8 of a dollar, to reflect any diminution in the value of the option contract resulting from the elimination of the fraction.

              (b) If at any time prior to the Exercise Date there shall be no outstanding OCC Options on Stock, and an event shall occur for which an adjustment might have been required under the By-laws, Rules and stated policies of OCC applicable to the adjustment of OCC Options, as described above (the "OCC Adjustment Rules"), the Calculation Agent shall determine, in its sole discretion, but applying the principles set forth in the OCC Adjustment Rules then in effect, whether to adjust the terms of this Option, and the nature of any such adjustment.

              (c) The Calculation Agent shall notify the Buyer/Seller of any adjustment pursuant to this Section 6 and the date of its effectiveness.

              (d) The Calculation Agent is not obligated to verify whether the prerequisites for an adjustment pursuant to this
         Section 6 exist or whether such adjustment has been correctly calculated or whether the date of effectiveness has been correctly fixed. In this connection, the Calculation Agent does not assume any liability of any nature.

              (e) Upon the consummation of a Merger Event in respect of the Shares (as defined below), the Calculation Agent shall make such adjustments (including, without limitation, cancellation and payment) to this Option as it, in its sole discretion, deems appropriate. "Merger Event" means, in respect of the Shares, as of the date upon which holders become bound to transfer such Shares held by them, any (i) reclassification or change of such Shares (other than a change in par value, if any, as a result of a subdivision or combination), (ii) consolidation, amalgamation or merger of the issuer of the relevant Shares with or into another corporation (other than a consolidation, amalgamation or merger in which that issuer of Shares is the continuing corporation and which does not result in any such reclassification or change of Shares) or (iii) other takeover offer for such Shares that results in a transfer of all such Shares (other than the Shares owned or controlled by the offeror) on or before the Expiration Date.

         7.   Valuation; Market Disruption Events

              (a) If, in the opinion of the Calculation Agent, a Market Disruption Event (as defined below) has occurred and is continuing on any Banking Day during the Valuation Period, then such day shall not be deemed to be a Valuation Date; provided, however, that if there have been five such days on which Market Disruption Events have occurred, then, notwithstanding such Market Disruption Event, such day shall be deemed to be a Valuation Date and the Calculation Agent shall determine the price of one Share as of the normal closing time for the Stock Exchange to be the price announced at such time by the Stock Exchange (or, if trading in the Shares has been materially limited, its good faith estimate of the closing price for one Share on the Stock Exchange that would









         have prevailed on such date but for the Market Disruption Event). The Calculation Agent shall use its reasonable efforts to give notice to the Seller and the Buyer that a Market
         Disruption Event has occurred.

              (b) "Market Disruption Event" means the occurrence or continuance on any Exchange Business Day of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) (i) on the Stock Exchange, in the Shares or securities generally or (ii) on the primary options exchange on which options on the Shares are traded, in such options, in each case if, in the determination of the Calculation Agent, such suspension or limitation is material.

         8.   Taxation; Illegality

              (a) All payments hereunder shall be made free and clear of and without deduction or withholding for any Taxes (as hereinafter defined) whatsoever. If applicable law should require that any payment due from the Seller hereunder be subject to withholding with respect to any Taxes whatsoever, the Seller will, to the full extent then permitted by law, pay
         (i) the full amount of such Taxes required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amounts paid pursuant to this
         Section 8(a)) and (ii) such additional amounts as may be necessary in order that every net payment to the Buyer of all amounts due and owing hereunder will not be less than the full amount the Buyer would have received had no such deduction or withholding been required. The Seller will furnish to the Buyer within 30 days after the date on which the payment of any Taxes is due pursuant to applicable law a written statement or other evidence sufficient to document the fact and amount of withholding by the Seller. As used in this Section 8, "Taxes" means any present or future taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever and all interest penalties and other similar liabilities with respect thereto, other than (A) taxes in respect of the overall net income of the payee imposed by the jurisdiction in which its principal office is located or the jurisdiction in which the relevant payment is received or
         (B) taxes imposed as a result of such recipient being or having been a citizen or resident of the jurisdiction of the government or taxing authority imposing such tax, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or any similar agreement with the Seller.

              (b) In the event that the Seller (i) is obligated at any time to make any payment of additional amounts pursuant to this
         Section 8 or (ii) shall have determined that its performance under this Agreement shall have become unlawful in whole or in part as a result of compliance in good faith by the Seller with any applicable present or future law, rule, regulation, judgment, order or directive of any governmental, administrative, legislative or judicial authority, then the Seller shall give notice thereof to the Buyer, and the parties hereto shall thereupon promptly negotiate in good faith with a view to









         finding a satisfactory alternative method of payment or performance to avoid such illegality or such payment of additional amounts. If at the end of a period of 30 days after the giving of such notice (or such shorter period as may be reasonable under the circumstances then prevailing) the parties have not agreed upon such a satisfactory alternative method, either party may terminate this Agreement within 30 days thereafter by designating an Early Termination Date and otherwise following the procedures for termination set forth in
         Section 5.

              (c) If either party is required at any time to execute any form of document in order for payments to it hereunder to qualify for exemption from withholding tax or for withholding tax at a reduced rate, such party shall execute such form or document and deliver it on demand to the party required to make such payments.

         9.   Payment in U.S. Dollars

              It is of the essence of this Agreement that the payments required hereunder be made in U.S. Dollars. The obligation of either party to make each payment in U.S. Dollars shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency until and except to the extent such tender or recovery shall result in the actual receipt by the other party in U.S. Dollars of the amount expressed to be payable hereunder. The obligation of either party to make payments in U.S. Dollars shall be enforceable as an alternative or additional cause of action for the purpose of recovery in U.S. Dollars of the amount (if any) by which such actual receipt shall fall short of the full amount of U.S. Dollars required to be paid hereunder and shall not be affected by judgment being obtained for any other sums due under this Agreement.

         10.  Jurisdiction; Service of Process; Immunity

              (a) With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have jurisdiction over such party. Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

              (b) Each party confirms, if it does not have a place of business in New York, that it has irrevocably appointed a process agent in New York to receive, for it and on its behalf, service of process in any Proceedings, and will provide evidence of such appointment on request. If for any reason the party's process agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process in the manner









         provided for notices in Section 14. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

              (c) Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court,
         (iii) relief by way of injunction, order for specific performance; or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

         11.  Dates; Computations

              (a) Whenever the Exercise Date would in accordance with the terms hereof otherwise occur on a day which is not an Exchange Business Day, such date shall be postponed to the next succeeding Exchange Business Day.

              (b) All percentages calculated pursuant to this Agreement shall, if necessary, be rounded upwards to the next higher one hundred thousandth of a percentage point and all currency amounts will be rounded to the nearest whole currency unit (with 1/2 of such unit being rounded up).

         12.  Payments

              All payments to be made by the Seller hereunder shall be made without offset or counterclaim in immediately available funds by wire transfer to the account specified pursuant to
         Section 14 below. Computations hereunder shall be on the basis of a year of 360 days for the actual number of days elapsed. Any amount not paid when due hereunder shall be payable on demand and, to the extent permitted by law, will bear interest from the due date until paid at a rate per annum which shall be 1% in excess of the Buyer's cost of funding such amount, as certified by the Buyer.

         13.  Assignment

              This Confirmation shall be binding upon and inure to the parties and their respective successors and permitted assigns. Neither the rights nor obligations of a party hereunder may be assigned without the prior written consent of the other party; provided that Buyer may, with the prior consent of BTCO (such consent not to be unreasonably withheld), assign its rights and obligations to any financial institution which makes the representations contained in Section 1(b)(i-iv) and Section 1(b)(vii-viii) hereof; provided further that BTCO may at any time, without consent being required, assign its rights, duties and obligations in respect of this Transaction to any affiliate of BTCO (the rights, duties and obligations so assigned to be guaranteed by BTCO). Any such assignment or transfer by BTCO shall be fully effective to transfer all the transferred rights and obligations of BTCO upon notice to Buyer.









         14.  Notices

              Notices hereunder shall be in writing and may be given by personal delivery, by mail or by telex, effective upon receipt (if given by personal delivery), five days after mailing, first class postage pre-paid (if given by mail), or one Banking Day after dispatch (if given by telex), addressed to the recipient as follows or to such other address as the relevant party shall have advised the other in writing:

              -    If to BTCO:

                   Bankers Trust Company
                   1 Bankers Trust Plaza
                   130 Liberty Street
                   New York, NY  10006

                   Attention:  Equity Operations
                   Fax No.:  (212) 250-1467

              -    If to the Buyer:

                   Gotham Partners, L.P.

                   Attention:  Bill Ackman, David Berkowitz
                   Fax No.:  212-286-1133

         15.  Amendments

              No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by either party shall in any event be effective unless the same shall be in writing and signed by the other party, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and only for the specific time period, if any, contemplated therein.

         16.  Non-Waiver of Rights

              No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver and any explicit waiver of any breach of this Agreement shall be without prejudice to any rights of such party to any other or further breach.

         17.  Counterparts

              This Agreement may be executed in counterparts, which taken together shall be deemed to constitute one and the same agreement.

         18.  Governing Law









              This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine.

         19.  Performance by Designee

              In the event that BTCO is required to purchase, sell, receive or deliver any shares or other securities in accordance with the terms of this Transaction, BTCO may designate any BTCO Affiliate to exercise such rights and/or to perform such obligations, as the case may be, in place of BTCO. Buyer need not be notified of such designation. Upon performance of any such obligation by any such designee, BTCO shall be discharged of its obligations to Buyer to the extent of such performance. In the event any such designee of BTCO fails to perform any such obligation, BTCO shall remain liable for such non-performance provided, however, that Buyer hereby waives the equitable remedy of specific performance by BTCO of any such purchase, sale, receipt or delivery obligation.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective representatives as of the date specified in the first sentence above.


              BANKERS TRUST COMPANY, London Branch


              By:
              Name:
              Title:



              GOTHAM PARTNERS, L.P.


              By:
              Name:
              Title:



                                                               Exhibit A

                           SELLER'S TERMINATION AMOUNT

              "Seller's Termination Amount" means the amount in U.S. Dollars equal to the arithmetic mean of the respective one-time all-in fees (including documentation costs) communicated to the Buyer not more than two Banking Days before an Early Termination Date (or, in the case of the deeming of an Early Termination Date pursuant to the last sentence of Section 5(b), on the earliest practicable Banking Day following such deemed Early Termination Date) by each of four leading commercial banks or investment banking firms in London or New York









         selected in good faith by the Buyer as the fee, payable on or as of such Early Termination Date, as the case may be, that it would charge to assume as of such Early Termination Date all of the obligations of the Seller under this Option Agreement that would become due and payable after such Early Termination Date (assuming that this Option Agreement were to continue in effect until the Exercise Date and that no Early Termination Date had occurred) provided, however, that if any one such entity fails so to communicate such a fee, the Buyer is not required to seek another such entity to obtain a quote and "Seller's Termination Amount" shall be determined on the basis of the fee or fees so communicated to the Buyer by the other three entities. In the event that less than three such entities are able to provide such quotes or that the "Seller's Termination Amount" cannot otherwise be determined in accordance with the preceding sentence, "Seller's Termination Amount" shall mean such amount, computed in good faith by the Buyer, as may be required to compensate the Buyer for any losses, costs and expenses whatsoever that the Buyer may incur as a result of the early termination of this Option Agreement.































                                       -15-